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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811

                                   May 10, 2000


Peregrine Systems, Inc.
12670 High Bluff Drive
San Diego, California 92130

         RE:      REGISTRATION STATEMENT ON FORM S-4
                  ----------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-4 to be filed by Peregrine Systems, Inc. (the "Company") with the Securities and Exchange Commission on May 10, 2000 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 32,331,087 shares of the Company's Common Stock (the "Shares"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

         It is our opinion that the Shares will be, as or when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions of the Company's Board of Directors, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, legally and validly issued. It is our further opinion, subject to the assumptions set forth in the preceding sentence, that the Shares will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the proxy statement and information statement/prospectus constituting a part thereof, and any amendment thereto.

                                     Very truly yours,

                                     WILSON SONSINI GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON SONSINI GOODRICH & ROSATI